Exhibit 10.2

IBM Executive Deferred Compensation Plan

(Amended and Restated Effective January 1, 2000)

(the “Plan”)

(reflecting all Plan amendments through January 1, 2005)

1.  Elections made by eligible participants under Section 5.02 of the Plan (relating to alternative methods of payment) shall be effective if made at least six months in advance of, and in the calendar year preceding, the participant’s termination of employment. (amendment effective July 31, 2001)

2.  All references to “TDSP,” “IBM Tax-Deferred Savings Plan” and “IBM TDSP 401(k) Plan” are replaced with such plan’s current name, “IBM Savings Plan.”  (amendment effective October 1, 2002)

3.  Section 3.02 is restated in its entirely to read as follows:

3.02  Matching Contributions

The amount of Company Matching Contributions credited to a Participant who is not a 401(k) Pension Program Participant (as defined in the IBM Savings Plan) for each payroll period shall be equal to 50% of such Participant’s Deferrals for the payroll period and, effective January 1, 2005, the amount of Company Matching Contributions credited to a Participant who is a 401(k) Pension Program Participant shall be equal to 100% of such Participant’s Deferrals for the payroll period; provided however, that in neither case shall Company Matching Contributions be made for a Participant’s Deferrals in excess of 6% of the Participant’s Compensation for that payroll period.  Company Matching Contributions will be made in units of IBM Stock with no right to transfer such units, except as otherwise provided in this Plan.  No Company Matching Contributions shall be made to a Participant who is a 401(k) Pe nsion Program Participant unless such Participant has, on or before the last day of the payroll period to which such Company Matching Contributions relate, attained his Program Eligibility Date (as defined in the IBM Savings Plan).  (amendment effective January 1, 2005)

4.  Section 5.02, Method of Payment, is amended by inserting the following sentence following the end of the last sentence thereof:  “Effective January 1, 2005, payment of Accounts (including in the event of a Participant’s death as described in the preceding sentence) shall be made based on the value of the Account as of the date such payment is processed.” (amendment effective January 1, 2005)